UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2005

K-SEA TRANSPORTATION PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-31920	20-0194477
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3245 Richmond Terrace
Staten Island, New York	10303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (718) 720-9306

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                             Regulation FD Disclosure.

On November 11, 2005, K-Sea Transportation Partners L.P. (the “Company”) issued a press release announcing that the DBL 152, a double-hulled tank barge, had struck underwater debris in the U.S. Gulf of Mexico and was taking on water.  At the time of the incident, the barge was carrying approximately 5 million gallons of No. 6 fuel oil, a heavy oil product.  The collision with the underwater debris, which occurred approximately 30 miles south of Calcasieu Pass, Louisiana and 100 miles east of Galveston, Texas, caused a 35-foot long by 6-foot wide hole in the barge’s starboard bow.

Since the time of the incident, the Company has been working with the United States Coast Guard, response contractors and its own personnel to ensure the safety of the people involved, mitigate the environmental impact of the incident and minimize further damage to the DBL 152.  The barge turned upside down on Monday, November 15, 2005, which may complicate and delay recovery efforts.  Responders continue to work to stabilize the barge to minimize the impact of inclement weather.  Salvage and oil clean-up operations will continue as long as weather permits.

The amount of oil that leaked out is unknown at this time.  Approximately 2,000 feet of containment boom is in place around the barge to contain the oil spill, and oil skimmers are on scene to remove the surface oil.  An additional 1,800 feet of containment boom is being stage on scene as a precaution.  To date, the environmental impact appears to be limited, but the Company is monitoring the situation closely.  The Company has implemented its full spill response program and is prepared to expand its response efforts if necessary.

The Company expresses its appreciation for the hard work and effort of everyone involved in the response effort.

The Company maintains certificates of financial responsibility as required by the United States Coast Guard.  In addition, the Company has hull and machinery insurance, which covers loss from collision up to an agreed upon value per vessel and subject to deductibles.  The Company also maintains significant protection and indemnity insurance for pollution-related claims, including cleanup and environmental damages, with the West of England Ship Owners Insurance Association, a member of the International Group of P and I Clubs.  The Company believes it has satisfactory insurance coverage for the repair and/or replacement of the DBL 152 and the cost of clean-up operations.  The Company does not maintain “loss of hire” insurance.  The origin of the incident is under investigation by both the Company and the United States Coast Guard.

This report contains forward looking statements, which include any statements that are not historical facts, such as our expectations regarding salvage and oil-clean up operations, insurance coverage and the possible environmental impact of the incident.  These statements involve risks and uncertainties, including, but not limited to, those described under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2005.

The information being furnished pursuant to Item 7.01 of this report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K-SEA TRANSPORTATION PARTNERS L.P.

	By:	K-SEA GENERAL PARTNER L.P.,
its general partner

		By:	K-SEA GENERAL PARTNER GP LLC, its general partner

Date: November 16, 2005		By:	/s/ John J. Nicola
John J. Nicola
Chief Financial Officer